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                                   EXHIBIT 24
                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in Registration Statement No. 33-37920 and Post-Effective Amendment No. 1 to Registration Statement No. 33-2-76435, both on Form S-8 and both dated November 21, 1990, Registration Statement No. 33-5485 on Form S-8 dated August 1, 1994 and Registration Statement No. 33-14747 on Form S-3 dated August 6, 1987 of our report dated January 27, 1995 with respect to the consolidated financial statements and schedule of Community Psychiatric Centers and Subsidiaries included in the Annual Report on Form 10-K for the year ended November 30, 1994.


                                   ERNST & YOUNG LLP



Los Angeles, California
February 27, 1995